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                                                                   EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference from Bacou USA Inc.'s Form 8-KA dated April 15, 1998 in this Amendment No. 1 to the registration statement on Form S-3 of Bacou USA, Inc. dated August 24, 1998 of our report dated February 9, 1998 on our audits of the consolidated financial statements of Howard S. Leight & Associates, Inc. and subsidiaries (d/b/a/ Howard Leight Industries) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".



                                             /s/ PricewaterhouseCoopers LLP

San Diego, California

August 24, 1998